UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022 (June 29, 2022)

HERITAGE-CRYSTAL CLEAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2175 Point Boulevard, Suite 375, Elgin, IL 60123

(Address of Principal Executive Offices) (Zip Code)

(847) 836-5670

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HCCI	NASDAQ Global Select Market

Item 1.01 Entry into a Material Definitive Agreement

As previously announced on June 30, 2022 by Heritage-Crystal Clean, Inc. (the “Company”), on June 29, 2022, Heritage-Crystal Clean, LLC, an Indiana limited liability company and a wholly owned subsidiary of the Company (“Buyer”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Channel PES Acquisition Co., LLC, a Delaware limited liability company (“Seller”), for the acquisition of all of the issued and outstanding shares of the capital stock (the “Shares”) of Patriot Environmental Services, Inc., a California corporation (“Patriot”). The Stock Purchase Agreement provides that, upon the terms and subject to the conditions thereof, Buyer will acquire all of the Shares, on a cash-free, debt-free basis, for an aggregate cash consideration of approximately $156 million, subject to certain adjustments set forth in the Stock Purchase Agreement. The transaction is not subject to any financing condition or contingency, and the Company expects to fund the purchase price with cash on hand and using its existing credit facility (and, in connection therewith, exercising the accordion feature of such credit facility to increase the borrowing availability of such credit facility).

Each party’s obligation to consummate the transactions contemplated by the Stock Purchase Agreement is subject to certain customary conditions, including (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the absence of any order issued by any governmental authority restraining, enjoining or otherwise making illegal the transactions contemplated by the Stock Purchase Agreement and (iii) the absence of any law which makes the consummation of such transactions illegal. Buyer’s obligation to consummate the transactions contemplated by the Stock Purchase Agreement is also conditioned on, among other things, the absence of a Material Adverse Effect (as defined in the Stock Purchase Agreement) having occurred since June 29, 2022.

The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties. Among other things, from the date of the Stock Purchase Agreement until the earlier of the consummation of the transactions or the termination of the Stock Purchase Agreement in accordance with its terms, Seller is required to cause Patriot and its subsidiaries to conduct their businesses in the ordinary course of business consistent with past practice and to comply with certain other covenants regarding the operation of their businesses. Buyer and Seller have also agreed to use their respective reasonable best efforts to obtain all consents, approvals and authorizations from governmental authorities for the transaction on the terms and subject to the conditions set forth in the Stock Purchase Agreement.

The Stock Purchase Agreement also contains certain customary termination rights, including the right of either Buyer or Seller to terminate the Stock Purchase Agreement (i) if the transactions contemplated by the Stock Purchase Agreement have not been consummated by October 1, 2022, (which date shall automatically be extended to the date that is sixty days after such date if all conditions other than those pertaining to approvals required under applicable antitrust laws have been satisfied or waived), (ii) if a governmental authority of competent jurisdiction has issued an order permanently enjoining or otherwise prohibiting the transactions contemplated by the Stock Purchase Agreement, or (iii) in the event of certain uncured material breaches of the Stock Purchase Agreement by the other party.

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Stock Purchase Agreement has been attached as an exhibit to this Current Report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Buyer, Seller, Patriot, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of that agreement and as of specific dates as set forth therein; are solely for the benefit of the parties to the Stock Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Stock Purchase Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Buyer, Seller, Patriot, or their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Forward Looking Statements

Certain statements in this Current Report are forward-looking statements, which includes all statements other than those made solely with respect to historical fact. These forward-looking statements are subject to risks, uncertainties, and assumptions that could cause actual results to differ materially from our expectations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will be,” “will continue,” “will likely result,” “would” and other words and terms of similar meaning in conjunction with a discussion of future or estimated operating or financial performance. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. Forward-looking statements speak only as of the date of this Current Report. Factors that could cause such differences include those described in the section titled “Risk Factors” and elsewhere in our Annual Report on Form10-K for fiscal 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2022 and in our Quarterly Report on Form 10-Q for the first quarter of fiscal 2022 filed with the SEC on May 4, 2022. These risks, uncertainties, and other important factors include, among others: risks associated with the contemplated transaction generally, such as the failure to complete the transaction on the proposed terms or anticipated timeline; the inability to obtain or delays in obtaining required approvals under applicable antitrust legislation; the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement; our ability to integrate the acquisition as contemplated; our ability to achieve the synergies contemplated with respect to the acquisition; the failure to retain key management and employees of Patriot and its subsidiaries; unfavorable reactions to the contemplated transactions from customers, competitors, suppliers and employees; and the possibility that certain assumptions with respect to Patriot’s business or the contemplated transactions could prove to be inaccurate. The information contained in this Current Report is as of the date indicated above. The Company assumes no obligation to update any forward-looking statements contained in this Current Report as a result of new information or future events or developments.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit number	Description

2.1	Stock Purchase Agreement, dated as of June 29, 2022, by and between Heritage-Crystal Clean, LLC and Channel PES Acquisition Co., LLC*

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

*

Schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule, annex or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: June 30, 2022	By:	/s/ Mark DeVita
	Title:	Chief Financial Officer